Exhibit 99.1

DIRECTV Announces Second Quarter 2014 Results

DIRECTV Surpasses 39 Million Total Subscribers in the Quarter.

  Sky Brasil and PanAmericana achieve record-breaking gross subscriber additions resulting in strong DTVLA second quarter net new customer additions of 543,000.

DIRECTV Revenues Grow 5% to $8.1 Billion.

  Revenue driven by DIRECTV U.S. ARPU growth of 4.6% along with strong DIRECTV Latin America subscriber growth over the last year.

DIRECTV's Reported Diluted EPS Increases 35% to $1.59.

DIRECTV Free Cash Flow Increases 24% to Nearly $1.5 Billion Year To Date.

EL SEGUNDO, Calif.--(BUSINESS WIRE)--July 31, 2014--DIRECTV (NASDAQ:DTV) today reported that second quarter 2014 revenues increased 5% to $8.11 billion, reported operating profit before depreciation and amortization1 (OPBDA) increased 3% to $2.15 billion, reported operating profit increased 5% to $1.42 billion and reported diluted earnings per share increased 35% to $1.59 compared to last year's second quarter.

“Building on our first quarter momentum, DIRECTV delivered yet another excellent quarter of operating and financial results,” said Mike White, President and CEO of DIRECTV. “We continue to extend our position as the world’s largest pay TV service with industry leading growth by leveraging the strength of our premier brands and distinctive products and service offerings throughout the Americas.” White added, “DIRECTV Latin America’s second quarter results highlight the tremendous success of our unparalleled FIFA World Cup coverage, while DIRECTV U.S. continues to successfully execute on our overarching goal to balance top line sales with bottom line profitability. Overall, DIRECTV continues to deliver on our strategic imperatives as we prepare for the exciting opportunities that our merger with AT&T will bring to our customers, employees and key stakeholders."

DIRECTV'S Operational Review

DIRECTV Consolidated	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in Millions except Earnings per Common Share	2014	2013	2014	2013
Reported Financial Results
Revenues	$8,109	$7,700	$15,964	$15,280
Reported Operating Profit Before Depreciation and Amortization(1)	2,153	2,081	4,094	4,001
Reported OPBDA Margin(1)	26.6%	27.0%	25.6%	26.2%
Reported Operating Profit	1,424	1,350	2,651	2,592
Reported Operating Profit Margin	17.6%	17.5%	16.6%	17.0%
Reported Net Income Attributable to DIRECTV	806	660	1,367	1,350
Reported Diluted Earnings Per Common Share	$1.59	$1.18	$2.67	$2.37
Capital Expenditures and Cash Flow
Cash Paid for Property and Equipment	255	193	454	345
Cash Paid for Subscriber Leased Equipment - Subscriber Acquisitions	300	403	545	772
Cash Paid for Subscriber Leased Equipment - Upgrade and Retention	212	236	418	463
Cash Paid for Satellites	55	116	109	194
Cash Flow Before Interest and Taxes(2)	1,408	1,179	2,693	2,286
Free Cash Flow(3)	652	526	1,538	1,236
Venezuela Currency Charge Impact On(4):
Operating Profit Before Depreciation and Amortization	(3)	—	(284)	(166)
Operating Profit	(3)	—	(284)	(166)
Net Income Attributable to DIRECTV	(3)	—	(284)	(136)
Diluted Earnings Per Common Share	$—	$—	$(0.55)	$(0.24)
Adjusted Financial Results
Adjusted Operating Profit Before Depreciation and Amortization(1)	2,156	2,081	4,378	4,167
Adjusted OPBDA Margin(1)	26.6%	27.0%	27.4%	27.3%
Adjusted Operating Profit	1,427	1,350	2,935	2,758
Adjusted Operating Profit Margin	17.6%	17.5%	18.4%	18.0%
Adjusted Net Income Attributable to DIRECTV	809	660	1,651	1,486
Adjusted Diluted Earnings Per Common Share	$1.59	$1.18	$3.22	$2.61

"Adjusted" financial results exclude the impact of the gains and charges outlined above associated with the remeasurement of the net monetary assets of the company's subsidiary in Venezuela. See footnote 4 for additional information.

Second Quarter Review

DIRECTV's second quarter revenues increased 5% to $8.11 billion principally due to strong ARPU growth at DIRECTV U.S. as well as subscriber growth at DIRECTV Latin America (DTVLA) and DIRECTV U.S. over the last twelve months. These increases were partially offset by lower ARPU at DTVLA due to unfavorable changes in exchange rates. Reported OPBDA increased 3% to $2.15 billion, while reported OPBDA margin decreased to 26.6% in the quarter. The decline in margin was primarily due to higher programming and subscriber acquisition costs at both DIRECTV U.S. and DTVLA. Reported operating profit increased 5% to $1.42 billion, while reported operating profit margin remained flat at 17.6%. The operating profit margin was unchanged as the lower OPBDA margin was offset by the impact of lower depreciation expense at DTVLA compared to the prior year period.

Second quarter reported net income attributable to DIRECTV increased 22% to $806 million due to the higher reported operating profit, as well as favorable changes on the "Other, net" line of the Consolidated Statements of Operations. "Other, net" was impacted by a $44 million improvement in foreign currency translation at Sky Brasil and a $59 million non-cash pre-tax charge in the second quarter of 2013 due to the deconsolidation of DSN Northwest. Reported diluted earnings per share grew 35% to $1.59 in the quarter due to the higher adjusted net income attributable to DIRECTV and the impact of share repurchases.

Cash flow before interest and taxes2 increased 19% to $1.41 billion compared to the second quarter of 2013, primarily due to the higher OPBDA along with a reduction in cash paid for leased equipment at DIRECTV U.S. and DTVLA related to declining set-top box costs and the timing of purchases at DTVLA. Free cash flow3 grew 24% to $652 million compared to the second quarter of 2013, as the higher cash flow before interest and taxes was partially offset by an increase in income tax payments related to higher earnings before taxes, as well as higher interest payments associated with an increase in average debt balances.

Also during the quarter, but not included in free cash flow, were an April 2014 debt redemption by DIRECTV U.S. of $1,000 million principal amount of 4.750% senior notes due in 2014 and cash paid for share repurchases of $491 million. DIRECTV halted share buybacks following the announcement of the proposed transaction with AT&T on May 18, 2014.

Year to Date Review

DIRECTV's revenues for the first six months of 2014 of $15.96 billion increased 4% principally due to higher ARPU at DIRECTV U.S. as well as subscriber growth over the last year at DTVLA and DIRECTV U.S. These increases were partially offset by lower ARPU at DTVLA primarily due to unfavorable changes in exchange rates. Adjusted OPBDA increased 5% to $4.38 billion and adjusted operating profit increased 6% to $2.94 billion compared with the same period of 2013. Adjusted OPBDA margin remained relatively unchanged in the period, while adjusted operating profit margin expanded from 18.0% to 18.4% due to the impact of relatively unchanged depreciation expense at DTVLA compared to the prior year period. Reported OPBDA and reported operating profit both increased 2% to $4.09 billion and $2.65 billion, respectively, in the first half of the year.

Adjusted net income attributable to DIRECTV increased 11% to $1.65 billion compared with the first six months of 2013 primarily due to higher adjusted operating profit and favorable comparisons on the "Other, net" line of the Consolidated Statements of Operations. "Other, net" was impacted by a $44 million improvement in foreign currency translation at Sky Brasil and a $59 million non-cash pre-tax charge in the second quarter of 2013 due to the deconsolidation of DSN Northwest. These increases were partially offset by an increase in income tax expense related to higher earnings before taxes, as well as higher interest expense associated with an increase in average debt balances. Adjusted diluted earnings per share improved 23% to $3.22 due to the higher net income, as well as the impact of share repurchases. Reported net income attributable to DIRECTV increased slightly to $1.37 billion while reported diluted earnings per share improved 13% to $2.67.

Cash flow before interest and taxes increased 18% to $2.69 billion compared to the first six months of 2013 primarily due to the higher OPBDA, along with a reduction in cash paid for leased equipment at DIRECTV U.S. and DTVLA related to declining set-top box costs and the timing of purchases at DTVLA. Free cash flow grew 24% to $1.54 billion compared to the first six months of 2013, as the higher cash flow before interest and taxes was partially offset by an increase in income tax payments related to higher earnings before taxes, as well as higher interest payments associated with an increase in average debt balances.

Also during the first half of 2014, but not included in free cash flow, were a March 2014 debt issuance by DIRECTV U.S. of $1,250 million principal amount of 4.45% senior notes due in 2024, an April 2014 debt redemption by DIRECTV U.S. of $1,000 million principal amount of 4.750% senior notes due in 2014, cash paid for share repurchases of $1.39 billion, as well as a $316 million reduction in DIRECTV’s cash balance resulting from the devaluation of the Venezuelan bolivar denominated cash balance in March 2014.

SEGMENT FINANCIAL REVIEW DIRECTV U.S. Segment

DIRECTV U.S.	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in Millions except ARPU	2014	2013	2014	2013
Reported Financial Results
Revenues	$6,272	$5,943	$12,359	$11,733
Average Monthly Revenue per Subscriber (ARPU) ($)	103.26	98.73	101.72	97.43
Operating Profit Before Depreciation and Amortization(1)	1,748	1,651	3,417	3,172
OPBDA Margin(1)	27.9%	27.8%	27.6%	27.0%
Operating Profit	1,319	1,241	2,562	2,356
Operating Profit Margin	21.0%	20.9%	20.7%	20.1%
Capital Expenditures and Cash Flow
Cash Paid for Property and Equipment	183	154	327	265
Cash Paid for Subscriber Leased Equipment - Subscriber Acquisitions	115	151	232	325
Cash Paid for Subscriber Leased Equipment - Upgrade and Retention	104	119	214	230
Cash Paid for Satellites	22	55	33	108
Cash Flow Before Interest and Taxes(2)	1,236	1,127	2,303	2,119
Subscriber Data (in 000's except Churn)
Gross Subscriber Additions	908	839	1,799	1,732
Average Monthly Subscriber Churn	1.55%	1.53%	1.50%	1.49%
Net Subscriber Disconnections	(34)	(84)	(22)	(63)
Cumulative Subscribers	20,231	20,021	20,231	20,021

Second Quarter Review

In the quarter, DIRECTV U.S. revenues increased 6% to $6.27 billion compared with the second quarter of 2013 primarily due to strong ARPU growth along with a larger subscriber base. The ARPU increase of 4.6% to $103.26 was driven by price increases on programming packages, higher advanced receiver service fees, higher fees for the new enhanced warranty program, as well as increased commercial business and ad sales revenues. These improvements were partially offset by increased promotional offers to new and existing customers.

DIRECTV U.S. net subscriber losses of approximately (34) thousand improved compared to the prior year period primarily due to an 8% increase in gross additions to approximately 908 thousand, partially offset by a slightly higher average monthly churn rate of 1.55% principally resulting from a more competitive environment. The improvement in gross additions was primarily driven by streamlined promotional offers and investments in retail distributors. DIRECTV U.S. ended the quarter with 20.23 million subscribers.

Second quarter OPBDA increased 6% to $1.75 billion and OPBDA margin improved slightly from 27.8% to 27.9% principally due to higher revenues combined with lower upgrade and retention expenses mostly related to reduced equipment costs, as well as relatively unchanged general and administrative expenses. These improvements were mostly offset by higher subscriber acquisition costs associated with the increase in gross additions and higher programming costs primarily related to programming supplier rate increases. Operating profit increased 6% to $1.32 billion and operating profit margin was up slightly from 20.9% to 21.0% in the second quarter mainly due to the higher OPBDA and OPBDA margin.

DIRECTV Latin America

DIRECTV Latin America	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in Millions except ARPU	2014	2013	2014	2013
Reported Financial Results
Revenues	$1,789	$1,686	$3,510	$3,414
Average Monthly Revenue per Subscriber (ARPU) ($)	48.88	51.13	48.79	52.82
Reported Operating Profit Before Depreciation and Amortization(1)	438	455	697	835
Reported OPBDA Margin(1)	24.5%	27.0%	19.9%	24.5%
Reported Operating Profit	142	139	116	256
Reported Operating Profit Margin	7.9%	8.2%	3.3%	7.5%
Capital Expenditures and Cash Flow
Cash Paid for Property and Equipment	70	39	126	80
Cash Paid for Subscriber Leased Equipment - Subscriber Acquisitions	185	252	313	447
Cash Paid for Subscriber Leased Equipment - Upgrade and Retention	108	117	204	233
Cash Paid for Satellites	27	58	65	80
Cash Flow Before Interest and Taxes(2)	150	7	354	109
Subscriber Data (in 000's except Churn)
Gross Subscriber Additions(6)	1,311	1,189	2,422	2,370
Average Monthly Total Subscriber Churn(5)	2.10%	3.10%	2.11%	2.51%
Average Monthly Post-paid Subscriber Churn(5)	1.90%	2.86%	1.88%	2.31%
Net Subscriber Additions(5)(6)	543	165	904	748
Cumulative Subscribers (5) (6)	12,472	11,077	12,472	11,077
Venezuela Currency Charge Impact On(4):
Operating Profit Before Depreciation and Amortization	(3)	—	(284)	(166)
Operating Profit	(3)	—	(284)	(166)
Adjusted Financial Results
Adjusted Operating Profit Before Depreciation and Amortization(1)	441	455	981	1,001
Adjusted OPBDA Margin(1)	24.7%	27.0%	27.9%	29.3%
Adjusted Operating Profit	145	139	400	422
Adjusted Operating Profit Margin	8.1%	8.2%	11.4%	12.4%

"Adjusted" financial results exclude the impact of the gains and charges outlined above associated with the remeasurement of the net monetary assets of the company's subsidiary in Venezuela. See footnote 4 for additional information.

DIRECTV Latin America owns approximately 93% of Sky Brasil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DTVLA, had approximately 6.36 million subscribers as of June 30, 2014, bringing the total subscribers in the region to 18.83 million.

Sky Brasil Segment

Sky Brasil	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in Millions except ARPU	2014	2013	2014	2013
Reported Financial Results
Revenues	$1,011	$942	$1,950	$1,907
Average Monthly Revenue per Subscriber (ARPU) ($)	60.77	60.32	59.21	61.72
Operating Profit Before Depreciation and Amortization(1)	289	262	600	573
OPBDA Margin(1)	28.6%	27.8%	30.8%	30.0%
Operating Profit	114	56	262	210
Operating Profit Margin	11.3%	5.9%	13.4%	11.0%
Other Data
Total Capital Expenditures	229	263	390	470
Net Subscriber Additions (Disconnections)(5)(6) (in 000's)	137	(80)	246	128
Cumulative Subscribers(5)(6) (in 000's)	5,617	5,167	5,617	5,167

Second Quarter Review

Excluding changes in foreign exchange rates, Sky Brasil's second quarter revenues grew 15% versus the prior year period driven by a 7% increase in the average number of subscribers and an 8% increase in local currency ARPU. The increase in local currency ARPU was principally due to reduced promotional offers, as well as growth in advanced services. When factoring in unfavorable changes in foreign exchange rates, Sky Brasil's revenues increased 7% to $1.01 billion and ARPU improved 0.7% to $60.77 compared to the second quarter of 2013.

Second quarter net subscriber additions of approximately 137 thousand were higher than the prior year period due to record gross additions, as well as a lower average monthly churn rate. The increase in gross additions was primarily driven by demand related to the FIFA World Cup. Churn in the quarter was lower than the prior year period due to the termination of subscribers related to the improper crediting of certain customer accounts in the second quarter of 2013(5).

Also in the second quarter, Sky Brasil OPBDA increased 10% to $289 million and OPBDA margin expanded from 27.8% to 28.6% primarily due to the increase in local currency ARPU, partially offset by higher expenses associated with the broadband network buildout. Operating profit more than doubled to $114 million and operating profit margin increased from 5.9% to 11.3% due to the improvements in OPBDA and OPBDA margin, as well as lower depreciation expense compared to the prior year period. The second quarter of 2013 was unfavorably impacted by additional depreciation associated with capitalized installation costs and subscriber equipment related to the higher subscriber churn(5).

PanAmericana and Other Segment

PanAmericana and Other	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in Millions except ARPU	2014	2013	2014	2013
Reported Financial Results
Revenues	$778	$744	$1,560	$1,507
Average Monthly Revenue per Subscriber (ARPU) ($)	38.96	42.96	39.99	44.79
Reported Operating Profit Before Depreciation and Amortization(1)	149	193	97	262
Reported OPBDA Margin(1)	19.2%	25.9%	6.2%	17.4%
Reported Operating Profit (Loss)	28	83	(146)	46
Reported Operating Profit Margin	3.6%	11.2%	*NM	3.1%
Other Data
Total Capital Expenditures	161	203	318	370
Net Subscriber Additions (in 000's)	406	245	658	620
Cumulative Subscribers (in 000's)	6,855	5,910	6,855	5,910
Venezuela Currency Charge Impact On(4):
Operating Profit Before Depreciation and Amortization	(3)	—	(284)	(166)
Operating Profit	(3)	—	(284)	(166)
Adjusted Financial Results
Adjusted Operating Profit Before Depreciation and Amortization(1)	152	193	381	428
Adjusted OPBDA Margin(1)	19.5%	25.9%	24.4%	28.4%
Adjusted Operating Profit	31	83	138	212
Adjusted Operating Profit Margin	4.0%	11.2%	8.8%	14.1%

* Percentage not meaningful

"Adjusted" financial results exclude the impact of the gains and charges outlined above associated with the remeasurement of the net monetary assets of the company's subsidiary in Venezuela. See footnote 4 for additional information.

Second Quarter Review

Excluding changes in foreign exchange rates, second quarter revenues in the PanAmericana and Other segment grew 42% versus the prior year period driven by a 15% increase in the average number of subscribers and a 23% increase in local currency ARPU. The increase in local currency ARPU was principally due to price increases and growth in advanced services, partially offset by the higher penetration of lower ARPU mass market subscribers. When factoring in unfavorable changes in foreign exchange rates, most notably in Argentina and Venezuela, revenues increased 5% to $778 million compared to the second quarter of 2013, while ARPU decreased 9.3% to $38.96.

Second quarter subscriber net additions of approximately 406 thousand were higher than the prior year period due to record gross additions and lower average monthly subscriber churn primarily driven by demand related to the FIFA World Cup, including higher pre-paid subscriber reconnection rates.

Also in the second quarter, reported OPBDA and reported OPBDA margin in the PanAmericana and Other segment decreased to $149 million and 19.2%, respectively. The declines were primarily due to higher programming costs associated with special events including the FIFA World Cup and increased subscriber acquisition costs related to the higher gross additions. OPBDA margin was also negatively impacted by inflation and the timing of price increases in Venezuela. In addition, reported operating profit decreased to $28 million and reported operating profit margin declined to 3.6% due to the lower OPBDA and OPBDA margin, as well as the impact of higher depreciation and amortization resulting from increased leased equipment and infrastructure capital expenditures.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV's second quarter 2014 earnings call will be available on the company's website at investor.directv.com. The webcast will begin at 2:00 p.m. ET, today July 31, 2014. Access to the earnings call is also available in the United States by dialing (888) 300-2342 and internationally by dialing (719) 325-2333. The conference ID number is 9916031. A replay will also be archived on our website at investor.directv.com beginning August 1, 2014.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2013 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions” and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions”, and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) In February 2013, the Venezuelan government announced a devaluation of the bolivar from the official exchange rate of 4.3 bolivars per U.S. dollar to an official rate of 6.3 bolivars per U.S. dollar. As a result of the devaluation, we recorded a pre-tax charge of $166 million ($136 million after tax) in the first quarter of 2013 related to the remeasurement of the bolivar denominated net monetary assets of our Venezuelan subsidiary as of the date of the devaluation. This charge is listed as "Venezuelan currency devaluation charge" in the Consolidated Statements of Operations.

In the first quarter of 2013, the Venezuelan government announced an additional currency exchange system, the Sistema Complementario de Administración de Divisas, or SICAD 1, intended to function as an auction system for participants to exchange bolivars for U.S. dollars. Effective January 24, 2014, the Venezuelan government announced that dividends and royalties would be subject to the SICAD 1 program. We believe the SICAD 1 rate is the most representative rate to use for remeasurement, as the official rate of 6.3 bolivars per U.S. dollar will likely be reserved only for the settlement of U.S. dollar denominated obligations related to purchases of “essential goods and services,” and the equity of our Venezuelan subsidiary would be realized, if at all, through permitted dividends paid at the SICAD 1 rate. Therefore, as of March 31, 2014, we are remeasuring our Venezuelan subsidiary’s financial statements in U.S. dollars using the exchange rate determined by periodic auctions under SICAD 1, which was 10.7 bolivars per U.S. dollar. Until that date, we used the official exchange rate of 6.3 bolivars per U.S. dollar. As a result of the remeasurement, we recorded a pre-tax (and after-tax) charge of $281 million in the first quarter of 2014 related to the remeasurement of the bolivar denominated net monetary assets of our Venezuelan subsidiary. This charge is listed as "Venezuelan currency devaluation charge" in the Consolidated Statements of Operations. Beginning in the second quarter of 2014, we are remeasuring the results of the Venezuelan subsidiary at the weighted-average rate of SICAD 1 auctions during the reporting period, and remeasuring the net monetary asset balance at the period-end rate based on the latest auction.

(5) Based on the results of an internal investigation, DTVLA determined that, beginning in 2012, certain employees of Sky Brasil directed activities which were inconsistent with Sky Brasil's authorized policies for subscriber retention and churn management. These activities had the effect of artificially reducing churn and increasing the Sky Brasil subscriber base during portions of 2012 and the first quarter of 2013. See DIRECTV's Current Report on Form 8-K filed with the SEC on June 27, 2013 for further details. Prior year results for subscribers, churn and ARPU have not been adjusted for the findings of this investigation.

(6) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. In addition, DTVLA gross and net additions exclude 1,000 video subscribers acquired in transactions in Brazil during the six months ended June 30, 2013. DTVLA cumulative subscriber counts include these acquired customers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This presentation may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV (NASDAQ:DTV) is one of the world's leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to over 20 million customers in the United States and over 18 million customers in Latin America. DIRECTV sports and entertainment properties include two regional sports networks (Rocky Mountain and Pittsburgh) and minority ownership interests in Root Sports Northwest and Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$8,109	$7,700	$15,964	$15,280
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	3,498	3,275	6,881	6,471
Subscriber service expenses	574	554	1,125	1,091
Broadcast operations expenses	107	97	204	207
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	898	809	1,725	1,623
Upgrade and retention costs	362	374	683	742
General and administrative expenses	517	510	971	979
Venezuelan currency devaluation charge	—	—	281	166
Depreciation and amortization expense	729	731	1,443	1,409
Total operating costs and expenses	6,685	6,350	13,313	12,688
Operating profit	1,424	1,350	2,651	2,592
Interest income	12	19	25	41
Interest expense	(230)	(219)	(462)	(436)
Other, net	35	(75)	92	(37)
Income before income taxes	1,241	1,075	2,306	2,160
Income tax expense	(431)	(414)	(927)	(801)
Net income	810	661	1,379	1,359
Less: Net income attributable to noncontrolling interest	(4)	(1)	(12)	(9)
Net income attributable to DIRECTV	$806	$660	$1,367	$1,350
Basic earnings attributable to DIRECTV per common share	$1.60	$1.19	$2.70	$2.39
Diluted earnings attributable to DIRECTV per common share	$1.59	$1.18	$2.67	$2.37
Weighted average number of common shares outstanding (in millions):
Basic	504	556	507	565
Diluted	508	561	512	569

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	June 30, 2014	December 31, 2013
Current assets
Cash and cash equivalents	$2,290	$2,180
Accounts receivable, net of allowances of $127 and $95	2,489	2,547
Inventories	312	283
Deferred income taxes	110	140
Prepaid expenses and other	668	803
Total current assets	5,869	5,953
Satellites, net	2,464	2,467
Property and equipment, net	6,874	6,650
Goodwill	3,992	3,970
Intangible assets, net	903	920
Investments and other assets	2,024	1,945
Total assets	$22,126	$21,905
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$4,314	$4,685
Unearned subscriber revenues and deferred credits	637	589
Current debt	1,542	1,256
Total current liabilities	6,493	6,530
Long-term debt	18,439	18,284
Deferred income taxes	1,798	1,804
Other liabilities and deferred credits	1,523	1,456
Commitments and contingencies
Redeemable noncontrolling interest	—	375
Total stockholders' deficit	(6,127)	(6,544)
Total liabilities and stockholders' deficit	$22,126	$21,905

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)
	Six Months Ended June 30,
	2014	2013
Cash Flows From Operating Activities
Net income	$1,379	$1,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,443	1,409
Venezuelan currency devaluation charge	281	166
DSN Northwest deconsolidation charge	—	59
Amortization of deferred revenues and deferred credits	(24)	(26)
Share-based compensation expense	45	59
Equity in earnings from unconsolidated affiliates	(78)	(56)
Net foreign currency transaction (gain) loss	(11)	33
Dividends received	—	35
Net gains from sale of investments	(17)	(8)
Deferred income taxes	115	(39)
Excess tax benefit from share-based compensation	(22)	(24)
Other	45	29
Change in other operating assets and liabilities:
Accounts receivable	133	140
Inventories	(29)	—
Prepaid expenses and other	122	22
Accounts payable and accrued liabilities	(342)	(322)
Unearned subscriber revenue and deferred credits	48	43
Other, net	(24)	131
Net cash provided by operating activities	3,064	3,010
Cash Flows From Investing Activities
Cash paid for property and equipment	(1,417)	(1,580)
Cash paid for satellites	(109)	(194)
Investment in companies, net of cash acquired	(8)	(27)
Proceeds from sale of investments	29	140
Other, net	(4)	(18)
Net cash used in investing activities	(1,509)	(1,679)

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS-(continued)
(Dollars in Millions)
(Unaudited)
	Six Months Ended June 30,
	2014	2013
Cash Flows From Financing Activities
Issuance (repayment) of commercial paper (maturity 90 days or less), net	25	(105)
Proceeds from short-term borrowings	270	284
Repayment of short-term borrowings	(235)	(262)
Proceeds from borrowings under revolving credit facility	—	10
Repayment of borrowings under revolving credit facility	—	(10)
Proceeds from long-term debt	1,329	1,445
Debt issuance costs	(7)	(7)
Repayment of long-term debt	(1,026)	(3)
Repayment of other long-term obligations	(34)	(32)
Common shares repurchased and retired	(1,386)	(1,968)
Stock options exercised	10	—
Taxes paid in lieu of shares issued for share-based compensation	(57)	(61)
Excess tax benefit from share-based compensation	22	24
Other, net	(40)	4
Net cash used in financing activities	(1,129)	(681)
Effect of exchange rate changes on Venezuelan cash and cash equivalents	(316)	(187)
Net increase in cash and cash equivalents	110	463
Cash and cash equivalents at beginning of the period	2,180	1,902
Cash and cash equivalents at end of the period	$2,290	$2,365
Supplemental Cash Flow Information
Cash paid for interest	$413	$389
Cash paid for income taxes	767	702

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
DIRECTV U.S.
Revenues	$6,272	$5,943	$12,359	$11,733
Operating profit before depreciation and amortization(1)	1,748	1,651	3,417	3,172
Operating profit before depreciation and amortization margin(1)	27.9%	27.8%	27.6%	27.0%
Operating profit	$1,319	$1,241	$2,562	$2,356
Operating profit margin	21.0%	20.9%	20.7%	20.1%
Depreciation and amortization	$429	$410	$855	$816

SKY BRASIL
Revenues	$1,011	$942	$1,950	$1,907
Operating profit before depreciation and amortization(1)	289	262	600	573
Operating profit before depreciation and amortization margin(1)	28.6%	27.8%	30.8%	30.0%
Operating profit	$114	$56	$262	$210
Operating profit margin	11.3%	5.9%	13.4%	11.0%
Depreciation and amortization	$175	$206	$338	$363

PANAMERICANA AND OTHER
Revenues	$778	$744	$1,560	$1,507
Operating profit before depreciation and amortization (1)	149	193	97	262
Operating profit before depreciation and amortization margin(1)	19.2%	25.9%	6.2%	17.4%
Operating profit (loss)	$28	$83	$(146)	$46
Operating profit margin	3.6%	11.2%	*NM	3.1%
Depreciation and amortization	$121	$110	$243	$216

SPORTS NETWORKS, ELIMINATIONS AND OTHER
Revenues	$48	$71	$95	$133
Operating loss before depreciation and amortization(1)	(33)	(25)	(20)	(6)
Operating loss	(37)	(30)	(27)	(20)
Depreciation and amortization	4	5	7	14

TOTAL
Revenues	$8,109	$7,700	$15,964	$15,280
Operating profit before depreciation and amortization(1)	2,153	2,081	4,094	4,001
Operating profit before depreciation and amortization margin(1)	26.6%	27.0%	25.6%	26.2%
Operating profit	$1,424	$1,350	$2,651	$2,592
Operating profit margin	17.6%	17.5%	16.6%	17.0%
Depreciation and amortization	$729	$731	$1,443	$1,409
* Percentage not meaningful

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$6,272	$5,943	$12,359	$11,733
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,800	2,642	5,568	5,243
Subscriber service expenses	374	360	733	711
Broadcast operations expenses	75	71	147	152
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	661	594	1,309	1,223
Upgrade and retention costs	314	324	595	643
General and administrative expenses	300	301	590	589
Depreciation and amortization expense	429	410	855	816
Total operating costs and expenses	4,953	4,702	9,797	9,377
Operating profit	1,319	1,241	2,562	2,356
Interest income	—	1	1	1
Interest expense	(223)	(206)	(446)	(408)
Other, net	(5)	4	—	16
Income before income taxes	1,091	1,040	2,117	1,965
Income tax expense	(407)	(394)	(788)	(729)
Net income	$684	$646	$1,329	$1,236

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	June 30, 2014	December 31, 2013
Current assets
Cash and cash equivalents	$865	$797
Accounts receivable, net of allowances of $82 and $59	2,019	2,103
Inventories	283	249
Prepaid expenses and other	411	494
Total current assets	3,578	3,643
Satellites, net	1,760	1,810
Property and equipment, net	3,754	3,724
Goodwill	3,191	3,191
Intangible assets, net	517	527
Other assets	540	551
Total assets	$13,340	$13,446
LIABILITIES AND OWNER'S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$3,277	$3,695
Unearned subscriber revenues and deferred credits	426	380
Current debt	1,460	1,200
Total current liabilities	5,163	5,275
Long-term debt	18,327	18,203
Deferred income taxes	1,606	1,641
Other liabilities and deferred credits	665	595
Commitments and contingencies
Owner's deficit	(12,421)	(12,268)
Total liabilities and owner's deficit	$13,340	$13,446

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)
	Six Months Ended June 30,
	2014	2013
Cash Flows From Operating Activities
Net income	$1,329	$1,236
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	855	816
Amortization of deferred revenues and deferred credits	(24)	(26)
Share-based compensation expense	35	45
Deferred income taxes	48	75
Excess tax benefit from share-based compensation	(18)	(20)
Other	(5)	3
Change in other operating assets and liabilities:
Accounts receivable	170	141
Inventories	(34)	13
Prepaid expenses and other	81	102
Accounts payable and accrued liabilities	(422)	(284)
Unearned subscriber revenue and deferred credits	46	49
Other, net	23	36
Net cash provided by operating activities	2,084	2,186
Cash Flows From Investing Activities
Cash paid for property and equipment	(327)	(265)
Cash paid for subscriber leased equipment - subscriber acquisitions	(232)	(325)
Cash paid for subscriber leased equipment - upgrade and retention	(214)	(230)
Cash paid for satellites	(33)	(108)
Investment in companies, net of cash acquired	(1)	(21)
Proceeds from sale of investments	16	12
Other, net	—	2
Net cash used in investing activities	(791)	(935)
Cash Flows From Financing Activities
Issuance (repayment) of commercial paper (maturity 90 days or less), net	25	(105)
Proceeds from short-term borrowings	270	284
Repayment of short-term borrowings	(235)	(262)
Proceeds from borrowings under revolving credit facility	—	10
Repayment of borrowings under revolving credit facility	—	(10)
Proceeds from issuance of long-term debt	1,245	1,390
Debt issuance costs	(7)	(7)
Repayment of long-term debt	(1,000)	—
Repayment of other long-term obligations	(15)	(12)
Cash dividends paid to Parent	(1,500)	(1,950)
Excess tax benefit from share-based compensation	18	20
Other, net	(26)	4
Net cash used in financing activities	(1,225)	(638)
Net increase in cash and cash equivalents	68	613
Cash and cash equivalents at beginning of the period	797	739
Cash and cash equivalents at end of the period	$865	$1,352
Supplemental Cash Flow Information
Cash paid for interest	$397	$360
Cash paid for income taxes	629	502

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)
DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash Flow Before Interest and Taxes	$1,408	$1,179	$2,693	$2,286
Adjustments:
Cash paid for interest	(85)	(64)	(413)	(389)
Interest income	12	19	25	41
Income taxes paid	(683)	(608)	(767)	(702)
Subtotal - Free Cash Flow	652	526	1,538	1,236
Add Cash Paid For:
Property and equipment	767	832	1,417	1,580
Satellites	55	116	109	194
Net Cash Provided by Operating Activities	$1,474	$1,474	$3,064	$3,010
(2) and (3) - See footnotes above

Reconciliation of Reported Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating profit before depreciation and amortization	$2,153	$2,081	$4,094	$4,001
Subtract: Depreciation and amortization	729	731	1,443	1,409
Operating profit	$1,424	$1,350	$2,651	$2,592

* For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is expected to be filed with the SEC in July 2014.

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)
DIRECTV
Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$8,109	$7,700	$15,964	$15,280

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$2,156	$2,081	$4,378	$4,167
OPBDA growth excluding Venezuelan currency devaluation charge	3.6%		5.1%
Subtract: Venezuelan currency devaluation charge	3	—	284	166
Operating profit before depreciation and amortization	2,153	2,081	4,094	4,001
Subtract: Depreciation and amortization	729	731	1,443	1,409
Operating profit	$1,424	$1,350	$2,651	$2,592
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	26.6%	27.0%	27.4%	27.3%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$8,109	$7,700	$15,964	$15,280

Operating profit excluding the Venezuelan currency devaluation charge	$1,427	$1,350	$2,935	$2,758
Operating profit growth excluding Venezuelan currency devaluation charge	5.7%		6.4%
Subtract: Venezuelan currency devaluation charge	3	—	284	166
Operating profit	$1,424	$1,350	$2,651	$2,592
Operating profit margin excluding the Venezuelan currency devaluation charge	17.6%	17.5%	18.4%	18.0%

Reconciliation of Adjusted Net Income (excluding the Venezuelan currency devaluation charge) to Net Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income attributable to DIRECTV excluding the Venezuelan currency devaluation charge	$809	$660	$1,651	$1,486
Subtract: Venezuelan after-tax currency devaluation charge	3	—	284	136
Net income attributable to DIRECTV	$806	$660	$1,367	$1,350
Net income growth excluding Venezuelan currency devaluation charge	22.6%		11.1%
Diluted weighted average shares	508	561	512	569
Adjusted diluted earnings per common share	$1.59	$1.18	$3.22	$2.61
Adjusted diluted earnings per common share growth excluding Venezuelan currency devaluation charge	34.7%		23.4%

DIRECTV Latin America Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)
DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] to Net Cash Provided by Operating Activities
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash Flow Before Interest and Taxes	$150	$7	$354	$109
Adjustments:
Cash paid for interest	(12)	(13)	(25)	(30)
Interest income	10	16	23	31
Income taxes paid	(53)	(69)	(142)	(159)
Add Cash Paid For:
Property and equipment	70	39	126	80
Subscriber leased equipment - subscriber acquisitions	185	252	313	447
Subscriber leased equipment - upgrade and retention	108	117	204	233
Satellites	27	58	65	80
Net Cash Provided by Operating Activities	$485	$407	$918	$791
(2) See footnotes above

Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$1,789	$1,686	$3,510	$3,414

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$441	$455	$981	$1,001
OPBDA growth excluding Venezuelan currency devaluation charge	(3.1)%		(2.0)%
Subtract: Venezuelan currency devaluation charge	3	—	284	166
Operating profit before depreciation and amortization	438	455	697	835
Subtract: Depreciation and amortization	296	316	581	579
Operating profit	$142	$139	$116	$256
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	24.7%	27.0%	27.9%	29.3%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$1,789	$1,686	$3,510	$3,414

Operating profit excluding the Venezuelan currency devaluation charge	$145	$139	$400	$422
Operating Profit growth excluding Venezuelan currency devaluation charge	4.3%		(5.2)%
Subtract: Venezuelan currency devaluation charge	3	—	284	166
Operating profit	$142	$139	$116	$256
Operating profit margin excluding the Venezuelan currency devaluation charge	8.1%	8.2%	11.4%	12.4%

PanAmericana and Other Segment Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)
PanAmericana and Other
Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$778	$744	$1,560	$1,507

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$152	$193	$381	$428
OPBDA growth excluding Venezuelan currency devaluation charge	(21.2)%		(11.0)%
Subtract: Venezuelan currency devaluation charge	3	—	284	166
Operating profit before depreciation and amortization	149	193	97	262
Subtract: Depreciation and amortization	121	110	243	216
Operating profit (loss)	$28	$83	$(146)	$46
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	19.5%	25.9%	24.4%	28.4%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$778	$744	$1,560	$1,507

Operating profit excluding the Venezuelan currency devaluation charge	$31	$83	$138	$212
Operating profit growth excluding Venezuelan currency devaluation charge	(62.7)%		(34.9)%
Subtract: Venezuelan currency devaluation charge	3	—	284	166
Operating profit (loss)	$28	$83	$(146)	$46
Operating profit margin excluding the Venezuelan currency devaluation charge	4.0%	11.2%	8.8%	14.1%

DIRECTV U.S. Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating profit	$1,319	$1,241	$2,562	$2,356
Adjustments:
Subscriber acquisition costs (expensed)	661	594	1,309	1,223
Depreciation and amortization	429	410	855	816
Cash paid for subscriber leased equipment - upgrade and retention	(104)	(119)	(214)	(230)
Pre-SAC Margin	$2,305	$2,126	$4,512	$4,165
Pre-SAC Margin as a percentage of revenue	36.8%	35.8%	36.5%	35.5%

Reconciliation of Cash Flow Before Interest and Taxes[2] to Net Cash Provided by Operating Activities
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash Flow Before Interest and Taxes	$1,236	$1,127	$2,303	$2,119
Adjustments:
Cash paid for interest	(77)	(50)	(397)	(360)
Interest income	—	1	1	1
Income taxes paid	(628)	(502)	(629)	(502)
Add Cash Paid For:
Property and equipment	183	154	327	265
Subscriber leased equipment - subscriber acquisitions	115	151	232	325
Subscriber leased equipment - upgrade and retention	104	119	214	230
Satellites	22	55	33	108
Net Cash Provided by Operating Activities	$955	$1,055	$2,084	$2,186

(2) See footnotes above
* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV believes this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV believes that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

DIRECTV U.S. Non-GAAP Financial Measure SAC Calculations (Dollars in Millions, Except Per Subscriber Amounts) (Unaudited)

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
SAC Calculation
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Subscriber acquisition costs (expensed)	$661	$594	$1,309	$1,223
Cash paid for subscriber leased equipment - subscriber acquisitions	115	151	232	325
Total acquisition costs	$776	$745	$1,541	$1,548
Gross subscriber additions (000's)	908	839	1,799	1,732
Average subscriber acquisition costs - per subscriber (SAC)	$855	$888	$857	$894

CONTACT:
DIRECTV
Darris Gringeri, (212) 205-0882
Investor Relations: (310) 964-0808